UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 11, 2012

SUNPEAKS VENTURES, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-54523 (Commission File Number)	27-0777112 (I.R.S. Employer Identification No.)

9337 Fraser Avenue Silver Spring, MD 20910 (Address of principal executive offices) (zip code)

(204) 898-8160 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01

Entry into a Material Definitive Agreement.

On April 17, 2012, through our subsidiary Healthcare Distribution Specialists, LLC, we entered into a Binding Letter of Commitment to participate in a Vendor Participation Program with the Philadelphia Soul, a professional football franchise in the Arena Football League.  Pursuant to the agreement, in exchange for cash consideration of $8,000, we will have in-store promotions in approximately 60 Walgreens stores in the greater Philadelphia area.

On April 11, 2012, through our subsidiary Healthcare Distribution Specialists, LLC, we entered into an Advertising and Promotion Agreement with New Cardinals Stadium LLC and the Arizona Cardinals Football Club LLC, the operators of the Arizona Cardinals professional football franchise.  Pursuant to the agreement, in exchange for cash consideration of $30,000, we have the right to use the Cardinals name and logo on in-store promotions in all the Walgreens stores in the entire State of Arizona (approximately 240 stores), will receive advertising space in the University of Phoenix Stadium for home football games, and will participate in a monthly drawing to win game tickets and VIP package.

Section 9 – Financial Statements and Exhibits.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits

10.1	Binding Letter of Commitment with Philadelphia Soul

10.2	Advertising and Promotion Agreement with Arizona Cardinals

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sunpeaks Ventures, Inc.

Dated: April 18, 2012	/s/ Mackie Barch
By: Mackie Barch
Its: President and Chief Executive Officer